CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated February 25, 2010 on Government Securities Series and Money Market Series for the fiscal year ended December 31, 2009 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 2-52718 and 811-2557) of Dreyfus Money Market Instruments, Inc.

ERNST&YOUNGLLP

New York, New York
April 21, 2010